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                                                                     EXHIBIT 5

                                  September __, 1996



Gray Communications Systems, Inc.
126 North Washington Street
Albany, New York 31701

Gentlemen:

         We are acting as counsel to Gray Communications Systems, Inc., a Georgia corporation (the "Company"), in connection with the Registration Statement on Form S-1 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of $150,000,000 principal amount of the Company's Senior Subordinated Notes due 2006 (the "Notes"). The Notes are to be issued and sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company and the underwriters party thereto (the "Underwriters"). A form of the Underwriting Agreement has been filed as an exhibit to the Registration Statement.

         As such counsel, we have reviewed the Registration Statement and certain corporate proceedings. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of certain public officials and of representatives of the Company and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, we are of the opinion that the Notes have been duly authorized by the Company and when (i) the indenture (the "Indenture") between the Company, the Company's subsidiaries and Bankers Trust Company, as trustee (the "Trustee") (a form of which Indenture has been filed as an exhibit to the Registration Statement), has been duly executed and delivered by the parties thereto and (ii) the Notes have been duly


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Gray Communications Systems, Inc.
September __, 1996
Page 2


authenticated by the Trustee and have been duly executed, issued and delivered by the Company in accordance with the Indenture and sold in accordance with the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that certain of the remedies therein contained may not be enforceable or may be subject to available defenses and procedural requirements which are not necessarily reflected therein.

         In rendering the foregoing opinion as to the due authorization of the Notes, we have relied on the opinion of Georgia counsel, Heyman & Sizemore, a copy of which opinion is attached hereto.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus contained in the Registration Statement in the section entitled "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

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                           [HEYMAN AND SIZEMORE LETTERHEAD]
                                 September 12, 1996

Gray Communications Systems, Inc.
126 North Washington Street
Albany, Georgia 31701


Gentlemen:

    We are acting as your counsel in connection with the Registration Statement on Form S-1 with exhibits thereto (the "Registration Statement") filed by Gray Communications Systems, Inc., a Georgia corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of $150,000,000 principal amount of the Company's Senior Subordinated Notes due 2006 (the "Notes").

    As such counsel, we have reviewed the Registration Statement and certain corporate proceedings. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of certain public officials and of representatives of the Company and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

    Based upon, and subject to, the foregoing, we are of the opinion that the Notes have been duly authorized by the Company by all requisite corporate action.

    Proskauer Rose Goetz & Mendelsohn LLP ("PRG&M") may rely on this opinion as though it had been addressed to such firm and PRG&M may file this opinion as an attachment or annex to the opinion of PRG&M to be filed as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       HEYMAN & SIZEMORE

                                       /s/ Neal H. Ray

                                       Neal H. Ray